SPECIAL MEETING

A Joint Special Meeting of Shareholders of Pax World Funds Series Trust I (Trust I) and Pax World Funds Series Trust III (Trust III) was held on November 29, 2017 at 1:00 p.m. ET, at the offices of the Trusts at 30 Penhallow Street, Suite 400, Portsmouth, NH.

Fund shareholders were asked to consider and vote on certain Proposals in connection with the purchase by a newly-formed, wholly-owned subsidiary of Impax Asset Management Group plc (IPX) of a majority of the ownership interests in Pax World Management LLC (PWM), the investment adviser to the Trust I Funds and a controlling shareholder of Pax Ellevate Management LLC (PEM and, together with PWM, the
Advisers), the investment adviser to Pax Ellevate Global Womens Index
Fund (GWI), the only Trust III Fund. IPX also is the parent company of Impax Asset Management Ltd. (Impax AM and, together with IPX and other affiliates, Impax), which serves as the investment sub-adviser to Pax Global Environmental Markets Fund (GEM), a series of Trust I.

The matters voted upon and the number of votes cast for, against, as well as the number of abstentions, as applicable to each matter, are as follows below.

Proposal 1. For shareholders of the Trust I Funds, to approve a new investment advisory agreement between Pax World Management LLC
(PWM) and Trust I, on behalf of each Trust I Fund.

Fund	 Balanced
For	 46,601,710.771
Against	 2,010,544.954
Abstain	 4,418,757.421
Passed	 Yes

Fund	 Core Bond
For	 67,776,304.150
Against	 10,521.513
Abstain	 22,185.633
Passed	 Yes

Fund	 ESG Beta Dividend
For	 13,251,771.033
Against	 -
Abstain	 -
Passed	 Yes

Fund	 ESG Beta Quality
For	 5,901,393.781
Against	 350,901.700
Abstain	 426,389.032
Passed	 Yes

Fund	 Global Environmental Markets
For	 16,036,077.161
Against	 262,861.741
Abstain	 811,050.171
Passed	 Yes

Fund	 High Yield Bond
For	 32,559,710.697
Against	 699,431.701
Abstain	 1,734,956.561
Passed	 Yes

Fund	 Large Cap
For	 67,691,126.473
Against	 803.951
Abstain	 -
Passed	 Yes

Fund	 Mid Cap
For	 11,941,594.339
Against	 1,361.862
Abstain	 5,973.360
Passed	 Yes

Fund	 MSCI ESG EAFE Leaders Index
For	 45,864,264.575
Against	 83,654.978
Abstain	 415,049.591
Passed	 Yes

Fund	 Small Cap
For	 29,872,690.911
Against	 225,895.914
Abstain	 626,609.097
Passed	 Yes

Proposal 2. For shareholders of Pax Ellevate Global Womens Index Fund
(GWI), the only Trust III Fund, to approve a new investment advisory agreement between Pax Ellevate Management LLC (PEM) and Trust III, on behalf of GWI.

Fund	 Ellevate Global Womens Index
For	 3,107,549.045
Against	 65,268.512
Abstain	 233,221.254
Passed	 Yes

Proposal 3. For shareholders of Pax Global Environmental Markets Fund
(GEM), a Trust I Fund, to approve a new sub-advisory agreement between Impax Asset Management Ltd. and PWM with respect to GEM.

Fund	 Global Environmental Markets
For	 16,030,339.308
Against	 274,804.716
Abstain	 804,845.050
Passed	 Yes